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                                  EXHIBIT 10.39

                              EMPLOYMENT AGREEMENT

This EMPLOYMENT AGREEMENT ("Agreement"), dated as of 4 October, 2001 is entered into by and between iNTELEFILM CORPORATION, a Minnesota corporation (the "Company") and CHRISTOPHER T. DAHL ("Employee").

         In consideration of the mutual covenants herein, the parties hereby agree as follows:

         1. Employment, Term and Duties. Upon the terms and subject to the conditions contained herein, Company hereby employs Employee to assist as necessary and as needed or required in the negotiations for the sale of Chelsea and Curious Pictures and management of the ABC/Disney litigation currently pending in the United States District Court for Minnesota for a period of three years commencing on the Effective Date and ending upon the third anniversary of the Effective Date (the "Employment Term").

         2. Location of Services. Employee shall render the duties hereunder at a location of his choosing outside the present offices of Company. Mr. Dahl will vacate his present offices on or before October 31, 2001.

         3. Office Space Allowance. Employee shall receive an office administrative allowance of $25,000 per year during the Employment Term. Such allowance shall be paid in equal monthly installments throughout the Employment Term. Payment of such office administrative allowance shall accelerate upon the sale or merger of the Company. For purposes of this article, sale or merger is not defined as a merger between iNTELEFILM and WebADTV.

         4. Furniture. Employee shall be entitled to keep his present office furniture consisting of: desk, two side chairs, two office computers, two black sofas, a Herman Miller conference table, personal file cabinets, three art posters, and a tapestry.

         5. Base Salary. During the Employment Term and subject to the termination provisions contained herein, Company shall pay and Employee shall be entitled to receive from Company, an annual gross base salary equal to $175,000 ("Salary") payable two times a month, on the 15th and last day of the month. Company shall make all deductions, withholdings and/or payments that are required by law from the gross sums payable to Employee pursuant to the provisions of this Article. Payment of such base salary shall accelerate upon the sale or merger of the Company. For purposes of this article, sale or merger is not defined as a merger between iNTELEFILM and WebADTV.


         6. Bonus. By authority of the Board of Directors resolution dated December 3, 1998, Employee shall be entitled to receive 27.5% of the judgment pool which


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                  consists of 10% of the realized final judgment after payment of attorney fees and taxes if any, after such judgment can not be appealed in any court of law. Employee's entitlement to such 27.5% is not subject to board or Chief Executive Officer discretion and such amount is all that Employee or companies which he owns or controls is entitled to.

         7. Forgiveness of Debt Owed by Employee to Company. Employee owes debt to Company in the form of promissory notes principal and interest as set forth in the schedule attached as Exhibit B for 175,000 shares of stock previously acquired upon the exercise of stock options. The Company agrees to forgive this debt over time, the timing of such forgiveness to be at the discretion of Employee. The terms of the notes herein referenced shall be modified to be non-interest bearing from the Effective Date. Employee is responsible for any and all payments of income taxes and/or withholding resulting from such modification of the notes and forgiveness.

         8. Warrants and Stock Options. Employee shall be entitled to continue to vest in all warrants and stock options currently designated to Employee in accordance with and under the terms of the stock option agreements to which they comport. Vesting of such stock options shall accelerate upon the sale or merger of the Company. For purposes of this article, sale or merger is not defined as a merger between iNTELEFILM and WebADTV.

         9. Travel and Business Expenses. Company shall reimburse Employee for all reasonable business expenses incurred during travel on behalf of the Company. All such travel shall be approved in advance by the Company's Chief Executive Officer.

         10. Employee Benefits. Employee shall be entitled to receive health care insurance benefits, automobile expenses, club dues and miscellaneous expenses of $25,000 per annum for the Employment Term. Such amount to be payable in equal monthly installments for the Employment Term.

         11. Board Membership. Employee shall not be entitled to board membership on the board of the Company or any of its subsidiaries. Employee shall tender his resignation from the board of directors and as an officer of the Company and its subsidiaries substantially in the form attached as Exhibit A simultaneously with the execution of this Employment Agreement.

         12. Severance Agreement. Employee shall release Company from any and all obligations stemming from that certain severance agreement dated April 1, 1999 executed by iNTELEFILM Corp. for the benefit of Employee. Employee agrees that the terms and conditions of this Employment Agreement supersede and replace in their entirety the terms of the herein referenced severance agreement.



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         12.      Representations and Warranties of Employee. Employee
                  represents and warrants that Employee has the full right, power, authority, and capacity, and is free, without restriction, to enter into and perform this Agreement and Employee shall materially perform each and all of the material terms and obligations of this Agreement to be performed by Employee; that by entering into this Agreement and performing the services to be performed by Employee hereunder, Employee will not knowingly violate or interfere with the rights of any other person or entity, and that Employee is not subject to any contract, understanding or obligation which will or might prevent, interfere with or impair the full performance by Employee of these obligations under this Agreement.

         13.      Confidentiality and Non-Solicitation.

                  13.1 Covenant Not to Disclose. Other than as required to perform his duties in accordance with this Agreement and for purposes of furthering the business of Company, Employee shall not use or cause to be used any customer lists, trade secrets or any other confidential business information obtained by hisr as a result of his employment or relationship to Company or any affiliate of Company. Employee acknowledges the interest of Company in maintaining the confidentiality of information related to its business and, other than as required to perform his duties, shall not at any time during the Employment Term or thereafter, directly or indirectly, use or cause to be used, reveal or cause to be revealed to any person or entity the trade secrets, customer lists or other confidential business information obtained by him as a result of his employment or relationship with Company or any affiliate of Company, except when authorized in writing to do so by the Board of Directors of Company; provided, however, that the parties acknowledge that it is not the intent of this
                  Section 13.1 to include within its subject matter (i) information that the Employee is required by law or the legal process to divulge, or (ii) information which is in the public domain.

                  13.2 Covenant to Deliver Records. During Employee's employment by Company, Employee will hold as Company's property all memoranda, books, papers, letters, price lists, contracts, agreements and the like, and all copies thereof, in any way relating to the business operations of Company, whether made by Employee or coming into Employee's possession. Upon termination of employee's employment or on demand at any time prior thereto, employee shall deliver the same to Company without retaining any copies thereof.

                  13.3 Non-solicitation and Non-Competition.

                  (a) Employee agrees that he will not, during the Employment Term and for one (1) year thereafter (the "Post-Termination Period"), directly or indirectly through the actions of any other person or entity, whether for his own benefit or the benefit of any third party, solicit, divert, or take away, or attempt to solicit, divert or take away, any individual who either renders


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                           services of a non clerical nature (including, but not
                           limited to, producers, directors and sales representatives), or advise, induce or attempt to advise to induce any such individual to either terminate or curtail his/her employment or service relationship with Company or to enter into an employment or service relationship with any person or entity that is a competitor of Company.

                  (b) Employee agrees that he will not, during the Employment Term and for one (1) year thereafter (the "Post-Termination Period"), directly or indirectly through the actions of any person or entity, whether for her own benefit or for that of another person or entity, solicit, divert or take away, or attempt to solicit, divert or take away any individual who either renders services of a non clerical nature (including, but not limited to, producers, directors, and sales representatives), or advise, induce or attempt to advise to induce any such individual to either terminate or curtail his/her employment or service relationship with Company or to enter into an employment or service relationship with any person or entity that is a competitor of Company.

                  (c) Employee agrees that he will not, during the Employment Term and thereafter, directly or indirectly through the actions of any person or entity, whether for her own benefit or for that of another person or entity, take any action, or advise or assist any person or entity to take any action, that would impair the goodwill of the business of the Company, including, but not limited to, actions that would interfere with or damage the Company's business relationships with its employees, lenders, creditors, clients and others with whom it does business.

                  (d) Employee will not, during the Employment Term or the Post-Termination Period, undertake the planning or organization of a business that is or is intended to be competitive with the business of the Company or otherwise directly or indirectly compete with the Company or render services or assistance to any person or entity that is competing or intends to compete with the Company.

                  13.4 Injunctive Relief. Employee agrees that a monetary remedy for a breach of this Article 13 of this Agreement will be inadequate, and will be impracticable and extremely difficult to prove, and further agrees that such a breach would cause the Company irreparable injury and damages. Therefore, without in any way limiting Company's other rights and remedies, the Company shall be entitled to temporary and permanent injunctive relief without the necessity of proving actual damages. Employee agrees that the Company is entitled to such relief, including temporary restraining orders, preliminary injunctions and permanent injunctions, without the necessity of posting a bond or making any undertaking in connection therewith. Any such requirement of a bond or undertaking is hereby waived by Employee, and Employee acknowledges that in the absence of such a waiver of a bond or undertaking which might otherwise be required by the court.


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         14.      Termination.

                  (a) Death or Disability. The Company may immediately terminate this Agreement in the event of the death of Employee or if Employee becomes disabled, which is defined as Employee not being able to substantially perform all of her obligations hereunder for a period of three (3) consecutive months or three (3) months in the aggregate during any consecutive six
                  (6) month period. Such termination shall terminate any and all obligations of Company to Employee under this Agreement other than Employee's theretofore accrued rights hereunder. In the event of a disagreement concerning Employee's disability, the matter shall be resolved by a majority decision of three (3) practicing physicians, one selected by Employee, one selected by Company, and one selected by both such physicians.

                  (b) Cause. The Company may immediately terminate Employee's employment hereunder at any time for cause, which shall mean
                  (i) termination by reason of fraud or embezzlement or indictment of Employee of any felony or crime involving moral turpitude or larceny; (ii) the commission by Employee of an act of dishonesty constituting a crime; (iii) intentional dereliction in the performance of Employee's duties or responsibilities; (iv) the failure to carry out the directives of the Board of Directors of the Company or the Vice President relating to the conduct of the Company's business; (v) breach of any material duty by Employee within the course of Employee's employment hereunder; (vi) breach by Employee of this Agreement; or (vii) knowingly imparting confidential information relating to the business of the Company or its personnel.

                  In the event Employee is terminated for cause, he will not be entitled to any other compensation other than his then accrued rights.

         15.      Miscellaneous.

                  15.1 Notices. Any notice or other communications required or permitted to be given to the parties hereto shall be deemed to have been given when received, addressed as follows (or at such other address as the party addressed may have substituted by notice pursuant to this section 15.1):

                                    (a)     If to Company:

                                            iNTELEFILM CORPORATION
                                            Crosstown Corporate Center
                                            6385 Old Shady Oak Road Suite 290
                                            Eden Prairie, MN  55344
                                            Telecopier: (952) 925-8840

                                            With copy to:



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                                            Judite Fluger, Esq.
                                            iNTELEFILM, Corporation
                                            Crosstown Corporate Center
                                            6385 Old Shady Oak Road Suite 290
                                            Eden Prairie, MN  55344
                                            Telecopier: (952) 925-8845


                                    (b)     If to Employee

                                            Christopher T. Dahl
                                            2662 Hamel Road
                                            Medina, MN  55340

                                            With copy to:



                  or to such other addresses as may be set forth in a written notice given by either party to the other party in the manner described in this section.

                  15.2 Heading, The captions set forth in this Agreement are for convenience only and shall not be considered as part of this Agreement or as in any way limiting or amplifying the terms and provisions hereof.

                  15.3 Severability. In case this Agreement, or any one or more of the provisions hereof, shall be held to be invalid, illegal or unenforceable within any governmental jurisdiction or subdivision thereof, this Agreement or any such provision or provisions shall not as a result thereof be deemed to be invalid, illegal or unenforceable in any other governmental jurisdiction or subdivision thereof. In case any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any other respect, such invalidity, illegality or unenforceable provision shall be deemed as though it had never been contained herein and there shall be deemed substituted, such other provision as will most nearly accomplish the intent of the parties to the extent permitted by applicable law.

                  15.4 Entire Agreement. This Agreement contains the entire agreement of the parties hereto with respect to the subject matter hereof. Any amendment to this Agreement shall not be effective unless it is in writing and signed by both parties.

                  15.5 Non-Assignability. The obligations of Employee hereunder are personal and may not be assigned or transferred in any manner whatsoever. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, assigns, heirs, administrators and executors.


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                  15.6 Third Party Beneficiaries.This Agreement is not for the
                  benefit of any third party who is not referred to herein and shall not be deemed to give any right or remedy to any such third party.

                  15.7 No Waiver. The failure of Company at any time to require Employee's performance of any provision hereof shall not affect its right thereafter to enforce the same, nor shall the waiver by Company of any breach of any provision hereof be construed to be a waiver of any succeeding breach of any such provision, or as a waiver of the provision itself.

                  15.8 Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same Agreement.

         16. Outside Counsel. The parties hereto acknowledge that: (i) they have been represented by independent counsel in connection with this Employment Agreement; (ii) they have executed this Agreement with the advise of such counsel; (iii) this Employment Agreement is the result of negotiations between the parties hereto and the advice and assistance of their respective legal counsel. The fact that this Employment Agreement was prepared by either parties' counsel shall be deemed as a matter of convenience and shall have no importance or significance. Any uncertainty or ambiguity in this Employment Agreement shall not be construed against the drafter simply because it prepared this Employment Agreement in its final form.


                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as the day and year first above written.

INTELEFILM CORPORATION                          CHRISTOPHER T. DAHL


By:  /s/ Mark A. Cohn                             /s/ Chrisopher T. Dahl
   -------------------------------              --------------------------------
Its:  Chairman
    ------------------------------